                                                                    EXHIBIT 10.9

                         Consulting Services Contract

                                    between

                           Amoco Production Company
                           BP Exploration & Oil Inc.


                                      and

                               CiDRA Corporation


                   Fiber Optic Technology Evaluation Project

                           Contract No. BPA-00-01905

                          Consulting Services Contract
                                    between
             Amoco Production Company and BP Exploration & Oil Inc.
                                      and
                               CiDRA Corporation


                                                                       Page No.
                                                                       -------

   1.01  Site............................................................. 1
   2.01  Description of Services to be Performed.......................... 1
   3.01  Exhibits......................................................... 1
   4.01  Compensation..................................................... 1
   5.01  Term, Termination, and Guarantee Period.......................... 1
   6.01  Payments......................................................... 2
   7.01  Audit............................................................ 2
   8.01  Taxes............................................................ 2
   9.01  Independent Contractor Relationship.............................. 2
  10.01  Confidentiality.................................................. 2
  11.01  Indemnity........................................................ 3
  12.01  Insurance........................................................ 6
  13.01  Resolution of Disputes........................................... 6
  14.01  Assignments...................................................... 6
  15.01  Successors and Assigns........................................... 7
  16.01  Compliance with Laws............................................. 7
  17.01  Conflict of Interest............................................. 7
  18.01  General Provisions............................................... 7
  19.01  Contacts/Notices................................................. 8
  20.01  Entirety......................................................... 8

     Exhibit "A" - Description of Services
     Exhibit "B" - Compensation
     Exhibit "C" - Substance Abuse Policy
     Exhibit "D" - Provisions Regarding Equal Employment Opportunity Exhibit "E" - Health, Safety, and Environmental Minimum Requirements Exhibit "F" - Non-Harassment Policy

                          CONSULTING SERVICES CONTRACT
                          ----------------------------

This Contract is made this first day of August, 2000, by and between BP EXPLORATION & OIL INC. and AMOCO PRODUCTION COMPANY on the one part (either is hereinafter referred to as "Company", or "BP Amoco"), having an office at 501 WestLake Park Boulevard, Houston, Texas 77079, and CiDRA Corporation, on the other part (hereinafter referred to as "Contractor", or "CiDRA"), having an office at 1760 Sam Houston Parkway North, Houston, TX 77079. The entity under this Contract acting as Company shall be determined by the ownership interest in the respective assets which are the subject of the services under this Contract at any given time; provided, however, in the event that no services are in progress, or other issues of Contract arise which do not pertain to one or the other entity, then both entities of Company shall act as Company. In consideration of the covenants and provisions hereinafter provided, the parties agree as follows:


1.01 Site. Services will be performed at Work location(s) designated by Company in Contractor's offices, and as otherwise required to perform the Services under this Contract.

2.01 Description of Services to be Performed. Contractor shall provide consulting services for the development and integration of fiber optic technology into well systems, as more particularly described in Exhibit "A" hereof (hereinafter, "Services".)

3.01 Exhibits. Exhibits set forth below are attached hereto and made a part of this Contract. Contractor shall comply with all provisions set forth in said Exhibits.

     Exhibit "A" - Description of Services
     Exhibit "B" - Compensation
     Exhibit "C" - Substance Abuse Policy
     Exhibit "D" - Provisions Regarding Equal Employment Opportunity Exhibit "E" - Health, Safety, and Environmental Minimum Requirements Exhibit "F" - Non-Harassment Policy

4.01 Compensation. For full payment for the performance of all Services, Company shall pay Contractor in accordance with Exhibit "B" hereof.

5.01 Term and Termination.. This Contract shall commence on the Effective date, August 1, 2000, and expire 2 years from the Effective Date, unless extended
                                - -----
     by mutual written agreement of the Parties. Either Party may terminate this Contract prior to the expiration set forth above, effective immediately upon written notice to the other Party. However, such termination shall have no affect on any specific activities or development or deployment agreements that may have been conducted or commenced by CiDRA at the direction of BP AMOCO as a result of this Contract, and shall not release Company from the compensation commitment for that year. Company will evaluate Contractor's performance during the fourth quarter of the first year, and elect to terminate this contract, or to proceed with second year activities, prior to the first day of the second year.

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6.01 Payments.  Contractor shall submit a documented and itemized invoice quarterly to Company covering the total for reimbursable costs and other Services performed during the preceding quarter, as confirmed by Company's representative, all in accordance with Exhibit "B," Compensation hereof. Contractor shall identify each invoice with the Contract Number (BPA-00-01905), and Paykey Number (zuiy10nanc). Company will pay each undisputed invoice within thirty (30) days after receipt. Contractor shall mail the invoice to the following:

                     Amoco Production Company
                     Attn:  Scanning
                     P.O. Box 22024
                     Tulsa, OK 74121


7.01 Audit. Contractor shall maintain complete records pertaining to the Services. Company shall have the right to inspect and audit relevant records relating to the Services and payment within a period of two (2) years after the Completion of Services, provided that Contractor shall have the right to exclude any proprietary matters, trade secrets, formulas, or processes, profit, and composition of percentage overhead, fixed fees, or lump sums, from such inspection and audit. If the results reveal overpayments or underpayments, appropriate adjustments will be made.

8.01 Taxes. Contractor shall be responsible for, and shall hold Company harmless from the reporting, filing and payment of any taxes (wherever and whenever arising), duties, charges or fees (and any related fines, penalties, or interest) imposed (except as provided in Section 8.02 herein) directly or indirectly on Contractor or its subcontractors, shareholder(s), employees, agents or servants as a result of Contractor's performance under this Contract in all jurisdictions. Company may withhold from sums otherwise due Contractor under this Contract any taxes or amounts required by applicable law to be withheld and paid to the appropriate taxing authorities and, Company shall provide Contractor with all receipts evidencing the payment to such authorities of the taxes or amounts so withheld.

8.02 The payments provided for in Exhibit "B" are exclusive of any value added taxes or sales/service taxes which may be imposed on such payments by the taxing authorities having jurisdiction. Subject to Company's right to verify that such taxes apply to the payments made hereunder, and subject to Company's right to verify Contractor's payment of such taxes to the appropriate taxing authorities, Company shall pay Contractor the amount of such taxes upon receipt of invoice, including the amount of such taxes, which invoice is issued in compliance with the applicable tax laws. Contractor shall use its best efforts to avail itself of any and all exemptions from and/or reductions of such taxes.

9.01 Independent Contractor Relationship. Contractor will be acting as an independent contractor in performing Services under this Contract, and not as an agent, servant, employee or representative of Company. Accordingly, Contractor and Contractor's employees, agents, representatives or subcontractors will have no right to any Company employee benefits.

10.01  Confidentiality and Intellectual Property
       -----------------------------------------

     Confidential Information. Any confidential or proprietary information exchanged between the Parties under this Contract shall be treated as "Confidential Information" in accordance with a separate Confidentiality Agreement between CiDRA and BP AMOCO, dated October 27, 1999.

     Intellectual Property. Each Party shall own all Intellectual Property developed solely by its employees during the term of this Contract. It is not the intention of the Parties to jointly create Intellectual Property in the performance of work under this Contract. However, if the employees of the Parties jointly develop Intellectual Property, such Intellectual Property shall be owned by CiDRA. For the purposes of this Contract, Intellectual Property shall mean patents, copyrights (including software), trademarks, Confidential Information, and any other intellectual property rights.

11.01     Indemnity.
          ---------

     When used in this article or elsewhere in this Contract, the following terms shall have the following meanings:

     11.01.01 "Affiliate" of a company means a person or entity directly or indirectly controlling, controlled by, or under common control with such company. "Control" for this purpose shall, in the case of a corporation with outstanding voting stock, require the direct or indirect ownership of or power to vote with respect to outstanding shares of a corporation's capital stock constituting 50% or more of the votes of any class of such corporation's outstanding voting stock;

     11.01.02 "Company Group" means the following entities and persons individually and collectively: Company and its Affiliates, its co-venturers, co-lessees, co-working interest owners and their Affiliates, and the officers, directors, employees, agents, and representatives of all of those entities;

     11.01.03 "Contractor Group" means the following entities and persons individually and collectively: Contractor and its Affiliates, its subcontractors and their Affiliates, and the officers, directors, employees, agents, and representatives of all of those entities;

     11.01.04 "Third Parties" means all persons and entities which are not included in Company Group or Contractor Group.

11.02 Subject to the other provisions of this Article 11, contractor shall defend, indemnify, release, and hold Company Group harmless from and against all claims, liabilities, damages, and expenses (including without limitation attorneys' fees and other costs of defense), irrespective of insurance coverages, for the following, when arising out of or incidental to this Contract:

     11.02.01  (i)   all injuries to, deaths, or illnesses of persons in
                     Contractor Group; and

               (ii)  all damages to or losses of Contractor Group property;

            whether or not occasioned by or the result in whole or in part of the negligence or fault, whether sole, concurrent, joint, active, or passive, of Company Group or any other entity or person or the unseaworthiness of any vessel or unairworthiness of any aircraft;

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     11.02.02  (i)   all injuries to, deaths, or illnesses of Third Parties; and

               (ii)  all damages to or losses of Third Parties' property;

            when caused by or resulting from the negligence or fault of Contractor Group, provided that, in the event of joint or concurrent negligence or fault of Contractor Group and Company Group, Contractor's indemnification obligation hereunder shall be limited to its allocable share of such joint or concurrent negligence or fault;

     11.02.03 it being the parties' intention that the indemnities provided for in this Section 11.02 are to apply;

            11.02.03.1 without regard to any conflicting rules of liability under any applicable law or regulation, and

            11.02.03.2 without regard to any successful limitation or exoneration of liability proceeding filed by or on behalf of Contractor Group pursuant to the laws of any state or country or the provisions of any international convention, and

            11.02.03.3 whether or not the claim, liability, damage, or expense in question is;

                    11.02.03.3.1 predicated on negligence, strict liability, statutory duty, or contractual indemnity, or

                    11.02.03.3.2 sought directly or indirectly by way of recovery, indemnification, or contribution by any person or entity against Company Group.

11.03 Subject to the other provisions of this Article 11, Company shall defend, indemnify, release, and hold Contractor Group harmless from and against all claims, liabilities, damages, and expenses (including without limitation attorneys' fees and other costs of defense), irrespective of insurance coverages, for the following, when arising out of or incidental to this Contract:

     11.03.01  (i)   all injuries to, deaths, or illnesses of persons in Company
                     Group;

               (ii)  all damages to or losses of Company Group property;

            whether or not occasioned by or the result in whole or in part of the negligence or fault, whether sole, concurrent, joint, active, or passive, of Contractor Group or any other entity or person or the unseaworthiness of any vessel or unairworthiness of any aircraft;

     11.03.02  (i)   all injuries to, deaths, or illnesses of Third Parties; and

               (ii)  all damages to or losses of Third Parties' property;

                                       4
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            when caused by or resulting from the negligence or fault of Company
            Group, provided that, in the event of joint or concurrent negligence or fault of Company Group and Contractor Group, Company's indemnification obligation hereunder shall be limited to its allocable share of such joint or concurrent negligence or fault;

     11.03.03 it being the parties' intention that the indemnities provided for in this Section 11.03 are to apply;

            11.03.03.1 without regard to any conflicting rules of liability under any applicable law or regulation, and

            11.03.03.2 without regard to any successful limitation or exoneration of liability proceeding filed by or on behalf of Company Group pursuant to the laws of any state or country or the provisions of any international convention, and

            11.03.03.3 whether or not the claim, liability, damage, or expense in question is;

                    11.03.03.3.1 predicated on negligence, strict liability, statutory duty, or contractual indemnity, or

                    11.03.03.3.2 Sought directly or indirectly by way of recovery, indemnification, or contribution by any person or entity against Contractor group.

11.04 Contractor or Company as the case may be shall promptly give to the other party notice in writing of any claim made or proceedings commenced for which Contractor or Company claims to be entitled to indemnification under this Contract. Such notice shall state with as much detail as is reasonably practicable the facts and circumstances giving rise to the claim and shall be given as soon as possible after the party seeking indemnity hereunder (referred to in this Section 11.04 as the "Indemnitee") becomes aware of such claim or proceeding. The party against whom such indemnity is sought (referred to in this Section 11.04 as the "Indemnitor") shall confer with the Indemnitee concerning the defense of any such claim or proceedings but, subject to the remainder of this Section 11.04, the Indemnitor or its insurer shall retain control of the conduct of such defense, including but not limited to the selection and management of counsel. Notwithstanding the foregoing, however, neither party shall effect settlement of or compromise any such claim or proceedings without having obtained the prior written consent of the other party, but if Indemnitee does not consent to a settlement which the Indemnitor is willing to accept, then Indemnitor's liability shall be limited to the amount for which the lawsuit could have been settled. The Indemnitee may, upon written notice to the Indemnitor and at the Indemnitee's sole cost and expense, select its own counsel to participate in and be present for the defense of any such claim or proceeding, provided such counsel shall not take any action in the course of such claim or proceeding to prejudice the defense of such claim or proceeding.

11.05 Neither party shall be responsible or held liable to the other for indirect, special, incidental or consequential damages, loss of profits or loss of use except to the extent such consequential or

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       special damages, loss of profits, loss of production, or loss of use are part of a Third Party claim for which a party is seeking contribution or indemnification pursuant to this contract. Each party shall be granted an extension of time for performance of its obligations under this Contract if its performance is delayed due to causes beyond its reasonable control.

12.01 Insurance. Contractor shall at all times during the term of this Contract maintain, at its sole cost, the following insurance coverage:

     12.01.01 Workers' Compensation Insurance which complies with all applicable laws wherever the Services are performed (including Longshoremen's and Harbor Workers' Compensation act coverage if applicable) and wherever Contractor's contracts of employment are entered into;

     12.01.02 Employer's Liability Insurance, or its equivalent, with limits of not less than US$1,000,000;

     12.01.03 Comprehensive General Liability Insurance, including contractual liability coverage, with minimum limits of US$2,000,000 per occurrence;

     12.01.04 Automobile Liability Insurance covering all vehicles used in the Services with a minimum combined single limit of not less than US$1,000,000 per occurrence for bodily injury and property damage.

12.02 Except for Workers' Compensation Insurance set forth in Section 12.01.01, all policies shall name the Company Group as additional insureds. In addition, all of the policies listed above, without exception, shall be endorsed to waive subrogation against the Company Group by use of the following language: "The insurers hereby waive their rights of subrogation against Amoco Production Company, and BP Exploration & Oil Inc. ("Company"), and the other entities and persons of the Company Group under that certain Contract No. BPA-00-01905 between Company and CiDRA Corporation ("Contractor"), and against any individuals, firms, or corporations for whom or with whom Company may be acting." Additionally, if Contractor shall perform any Services hereunder on navigable waters then each of the policies listed in 12.01.02 and 12.01.03 above shall be endorsed to cover marine operations.

13.01 RESOLUTION OF DISPUTES. THE LAWS OF TEXAS, U.S.A., SHALL GOVERN THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND EFFECT OF THIS CONTRACT, EXCLUDING ANY CHOICE OF THE LAW RULES WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. ANY DISPUTE ARISING IN CONNECTION WITH THIS CONTRACT SHALL BE FINALLY SETTLED BY ARBITRATION. THE RULES OF ARBITRATION TO BE EMPLOYED AND THE PLACE OF ARBITRATION ARE, RESPECTIVELY, AMERICAN ARBITRATION ASSOCIATION, TEXAS, U.S.A.

14.01 Assignments. Contractor may not assign, transfer, or subcontract any part of this Contract to a third party without the prior written approval of Company. If Contractor shall cause any part of the Services hereunder to be performed by a subcontractor, Contractor shall remain liable for all of its obligations hereunder, and in addition shall require in its subcontracts that, with respect to the Services to be performed, the subcontractor agrees to extend to Company all rights and privileges which are given by Contractor to Company in this Contract.

                                       6
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       Company may assign this Contract to any of its Affiliates, co-lessees, or co-working interest owners without Contractor's consent.

15.01 Successors and Assigns. This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

16.01 Compliance with Laws. Contractor shall conduct its operations in accordance with the relevant laws, regulations, decrees, and/or official government orders of the country having jurisdiction over the location where Work is performed, including without limitation, those pertaining to health, safety, and environmental protection, provided that nothing in this Contract is intended or should be construed to require Contractor to act or fail to act if such action or inaction would be inconsistent with or penalized by the laws and regulations of the United States of America.

       Contractor shall not do business with any company or person knowing the results thereof might benefit an officer, director, employee, agent, or representative of Company or any of its Affiliates. Contractor shall not engage in any activities which might reasonably be considered to be contrary or detrimental to the interests of Company or any of its Affiliates.

       Contractor shall not pay any fee, commission, rebate, or other value to or for the benefit of any official or functionary of the government having jurisdiction over the location where Work is performed if such payment would be inconsistent with or penalized by the laws and regulations of the United States.

       For purposes hereof, Contractor shall include all entities and persons of the Contractor Group.

17.01 Conflict of Interest. Contractor warrants that neither it nor any other entity or person in the Contractor Group has given any commissions, payments, gifts of substantial value, kickbacks, lavish or extensive entertainment, or other things of value to any officer, director, employee, agent, or representative of Company, or any family member thereof, or received same from any vendor, supplier, or contractor in connection with this Contract, and acknowledges that the giving or receiving of any such payments, gifts, kickbacks, extensive entertainment, or other things of value is strictly in violation of Company's corporate policy and may result in the cancellation of this Contract and other contracts. Contractor shall notify Company's security department of any such solicitation by any of such parties of Company as aforesaid. Contractor's compliance with the provisions of this Section
       17.01 is subject to audit by Company under the provisions of Section 7.01 hereof.

18.01  General Provisions.
       ------------------

       A. Non-exclusive Dealings. BP AMOCO's relationship with CiDRA under this Contract shall be non-exclusive and BP AMOCO is free to pursue other arrangements, discussions, activities, or agreements of any kind with other parties during the term of this Contract. BP AMOCO intends (1) to work with CiDRA on development and enhancement of fiber optic technology and integration of fiber optic technology into well systems, and (2) to integrate all of its well sensor fiber optic technology development within the scope of this contract. . CiDRA's relationship with BP AMOCO is non-exclusive and CiDRA is free to pursue other arrangements, discussions, activities, or agreements of any kind with other parties during the term of this Contract.

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

     B. No License. Neither Party grants nor shall be deemed to have granted the other any licenses under any Intellectual Property of the other hereunder.

     C. Publicity. Neither Party shall make any public statement about this Contract or the activities performed hereunder without the other Party's prior review and written approval of such statement, such approval shall not be unreasonably withheld.

19.01 Contacts/Notices. To facilitate communications and performance by the Parties under this Contract, the Parties have identified representatives shown below. The Parties shall address all notices and other communications required under this Contract to the address shown below. Notices shall be deemed to have been sufficiently given when made in writing and delivered in person, by facsimile, certified mail, or courier to the address of the respective Party provided herein. A Party may change its representative or address at any time by written notice to the other Party.

       For Company:
       ------------
       Address: 501 Westlake Park Blvd.
       Houston, TX 77079-2696

       Contacts:  Business Contact:  Brock Williams. WL1, Rm. 22.144
       Legal/Contracts Contact:      Annmarie Spiewak, WL1, Rm 17.180

       For CiDRA:
       ----------
       Address:   CiDRA Corporation
       1760  Sam Houston Parkway North
       Houston, TX 77079

       Contacts:  Business Contact: Keith R. Morley; ph: 713-647-7065;
                  fax: 713-647-8222
       Legal Contact: Gerald L. DePardo; ph: 203-265-0035 x311;
                      fax: 203-294-4211

20.01 Entirety. This Contract together with the Exhibits attached hereto contains the entire agreement between the parties and supersedes any oral or written communications heretofore made between the parties relating to this Contract. In the event of a conflict between a provision contained in the body of this Contract, Articles 1 through 20, and any provision contained in the Exhibits attached hereto, the provision set out in the body hereof shall control.

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

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written in Section 5.01.


AMOCO PRODUCTION COMPANY                      BP EXPLORATION & OIL INC.
------------------------                      --------------------------
COMPANY                                       COMPANY

By:/s/ ANNMARIE SPIEWAK                       By:/s/ ANNMARIE SPIEWAK
   -------------------------                     -----------------------------
      Annmarie Spiewak,                               Annmarie Spiewak,
    Contracts Specialist                             Contract Specialist



CiDRA CORPORATION
-----------------
CONTRACTOR

By: /s/ KEITH R. MORLEY
    ----------------------------------------------
    Keith R. Morley, Snr. V.P. and General Manager

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